JOINT FILER INFORMATION

NAME: DANIEL B. ZWIRN

ADDRESS:  c/o D.B. Zwirn & Co., L.P.
          745 Fifth Avenue, 18th Floor
          New York, NY 10151

DESIGNATED FILER: D.B. Zwirn & Co., L.P.

ISSUER: BayCorp Holdings, Ltd.

DATE OF EVENT REQUIRING STATEMENT: August 6, 2004

                             JOINT FILER INFORMATION

NAME: HCM/Z SPECIAL OPPORTUNITIES LLC

ADDRESS:  P.O. Box 30554
          Seven Mile Beach
          Grand Cayman, Cayman Islands
          British West Indies

DESIGNATED FILER: D.B. Zwirn & Co., L.P.

ISSUER: BayCorp Holdings, Ltd.

DATE OF EVENT REQUIRING STATEMENT: August 6, 2004

                             JOINT FILER INFORMATION

NAME: D.B. ZWIRN SPECIAL OPPORTUNITIES FUND, LTD.

ADDRESS:  c/o Goldman Sachs (Cayman) Trust, Limited
          P.O. Box 896
          George Town
          Harbour Centre, 2nd Floor
          Grand Cayman, Cayman Islands
          British West Indies

DESIGNATED FILER: D.B. Zwirn & Co., L.P.

ISSUER: BayCorp Holdings, Ltd.

DATE OF EVENT REQUIRING STATEMENT: August 6, 2004

                             JOINT FILER INFORMATION

NAME: D.B. ZWIRN SPECIAL OPPORTUNITIES FUND, L.P.

ADDRESS:  c/o D.B. Zwirn & Co., L.P.
          745 Fifth Avenue, 18th Floor
          New York, NY 10151

DESIGNATED FILER: D.B. Zwirn & Co., L.P.

ISSUER: BayCorp Holdings, Ltd.

DATE OF EVENT REQUIRING STATEMENT: August 6, 2004

                             JOINT FILER INFORMATION

NAME: ZWIRN HOLDINGS, LLC

ADDRESS:  c/o D.B. Zwirn & Co., L.P.
          745 Fifth Avenue, 18th Floor
          New York, NY 10151

DESIGNATED FILER: D.B. Zwirn & Co., L.P.

ISSUER: BayCorp Holdings, Ltd.

DATE OF EVENT REQUIRING STATEMENT: August 6, 2004

                             JOINT FILER INFORMATION

NAME: DBZ GP, LLC

ADDRESS:  c/o D.B. Zwirn & Co., L.P.
          745 Fifth Avenue, 18th Floor
          New York, NY 10151

DESIGNATED FILER: D.B. Zwirn & Co., L.P.

ISSUER: BayCorp Holdings, Ltd.

DATE OF EVENT REQUIRING STATEMENT: August 6, 2004